Exhibit 10.9

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

STOCK OPTION AGREEMENT

School Specialty, Inc. (the “Company”) hereby grants you an option (the “Option”) under the 2014 Incentive Plan of School Specialty, Inc. (the “Plan”). The Option lets you purchase a specified number of shares of the Common Stock (the “Option Shares”), at price per share specified in Schedule I hereto (the “Exercise Price”).

Schedule I to this Agreement provides the details for your grant, including the number of Option Shares, the Exercise Price, the latest date the Option will expire (the “Term Expiration Date”), and any special rules that apply to your Option. As specified in Schedule I, the Company intends this Option to be a nonqualified stock option (“NQSO”), not subject to the rules contained in Code Section 422.

The Option is subject in all respects to the applicable provisions of the Plan. This Agreement does not cover all of the rules that apply to the Option under the Plan, and the Plan defines any terms in this Agreement that this Agreement does not.

In addition to the terms and restrictions in the Plan, the following terms and restrictions apply to each Option:

Option Exercisability	While your Option remains in effect under the Expiration section below, you may exercise any exercisable portions of that Option (and buy the Option Shares) under the timing rules Schedule I specified under “Option Exercisability Provisions.”

Method of Exercise and Payment for Shares	Subject to this Agreement and the Plan, you may exercise the Option (and only to the extent such Option is vested and exercisable) by providing a written notice (or notice through another previously approved method, which could include a voice- or e-mail system) to the Secretary of the Company, an Assistant Secretary of the Company designated by the Administrator or to whomever the Administrator designates, on or before the date the Option expires. Each such notice must satisfy whatever procedures then apply to the Option and must contain such representations (statements from you about your situation) as the Company requires. You must, at the same time, pay the Exercise Price using one or more of the methods described below. Please note that until the Company notifies you otherwise, or unless you indicate otherwise on your notice of option exercise, all exercises of the Option will be done on a “Net Exercise” basis, which is the preferred method under the Plan.

	Net Exercise	The Company delivers the number of shares to you that equals the number of Option Shares for which the Option was exercised, reduced by the number of whole shares of common stock with a Fair Market Value on the date of exercise equal to the Exercise Price and the minimum tax withholding required by law; to the extent the combined value of the whole shares of common stock, valued at their Fair Market Value on the date of exercise, is not sufficient to equal the Exercise Price and minimum tax withholding obligation, the Company will withhold the additional amount from your next pay check, or if you are not employed by the Company, you must pay the additional amount in cash to the Company before delivery of the shares will be made to you;

	Cashless Exercise	an approved cashless exercise method, including directing the Company to send the stock certificates (or other acceptable evidence of ownership) to be issued under the Option to a licensed broker acceptable to the Company as your agent in exchange for the broker’s tendering to the Company cash (or acceptable cash equivalents) equal to the Exercise Price and any required tax withholdings (at the minimum required level); or

	Cash/Check	cash, a cashier’s or certified check in the amount of the Exercise Price, and any required tax withholdings, payable to the order of the Company.

Expiration	You cannot exercise the Option after it has expired. The Option will expire no later than the close of business on the Term Expiration Date shown on Schedule I. The “Option Expiration Rules” in Schedule I provide the circumstances under which the Option will terminate before the Term Expiration Date because of, for example, your termination of employment. The Administrator can override the expiration provisions of Schedule I.

Compliance with Law	You may not exercise the Option if the Company’s issuing stock upon such exercise would violate any applicable federal or state securities laws or other laws or regulations. You may not sell or otherwise dispose of the Option Shares in violation of applicable law. As part of this prohibition, you may not use the Cashless Exercise method if the Company’s insider trading policy then prohibits you from selling to the market.

Additional Conditions to Exercise	The Company may postpone issuing and delivering any Option Shares for so long as the Company determines to be advisable to satisfy the following:

•    its completing or amending any securities registration or qualification of the Option Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

• its receiving proof it considers satisfactory that a person seeking to exercise the Option after your death or Disability (as defined in Schedule I) is authorized and entitled to do so;

• your complying with any requests for representations under the Plan; and

• your complying with any federal or state tax withholding obligations.

Additional Representations from You	If you exercise the Option at a time when the Company does not have a current registration statement (generally on Form S-8) under the Securities Act of 1933 (the “Act”) that covers issuances of shares to you, you must comply with the following before the Company will issue the Option Shares to you. You must —

•    represent to the Company, in a manner satisfactory to the Company’s counsel, that you are acquiring the Option Shares for your own account and not with a view to reselling or distributing the Option Shares; and

• agree that you will not sell, transfer, or otherwise dispose of the Option Shares unless:

– a registration statement under the Act is effective at the time of disposition with respect to the Option Shares you propose to sell, transfer, or otherwise dispose of; or

–     the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

No Effect on Employment or Other Relationship	Nothing in this Agreement restricts the Company’s rights or those of any of its affiliates to terminate your employment or other relationship at any time, with or without cause. The termination of employment or other relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Plan and any applicable employment or severance agreement or plan.

Not a Stockholder	You understand and agree that the Company will not consider you a stockholder, and you do not have any rights or privileges of a stockholder for any purpose with respect to any of the Option Shares unless and until you have exercised the Option, paid for the shares, and received evidence of ownership.

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws, except to the extent superseded by the laws of the United States of America.

Notices	Any notice you give to the Company must follow the procedures then in effect under the Plan and this Agreement. If no other procedures apply, you must deliver your notice in writing by hand or by mail to the office of the Assistant Secretary designated by this Administrator. If mailed, you should address it to such Assistant Secretary at the Company’s then corporate headquarters, unless the Company directs optionees to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice. The Company will address any notices to you at your office or home address as reflected on the Company’s personnel or other business records. You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to optionees.

Plan Governs	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control; provided, however, that this Agreement may impose greater restrictions on, or grant lesser rights, than the Plan.

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

STOCK OPTION AGREEMENT

OPTIONEE ACKNOWLEDGMENT

I acknowledge that I have received a copy of the Plan and this Agreement (including Schedule I). I represent that I have read and am familiar with the terms of the Plan and this Agreement (including Schedule I). By signing where indicated below, I accept the Option subject to all of the terms and provisions of this Agreement (including Schedule I) and the Plan, as may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan and this Agreement with respect to the Option.

NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THE OPTION OR THE SECURITIES THAT MAY BE PURCHASED UPON EXERCISE OF THE OPTION WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO SCHOOL SPECIALTY, INC. OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO SCHOOL SPECIALTY, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Employee		SCHOOL SPECIALTY, INC.

By:	/s/ Edward J. Carr, Jr.	By:	/s/ Joseph M. Yorio
	Edward J. Carr, Jr.	Title:	President and Chief Executive Officer

Date:	January 19, 2015	Date:	January 19, 2015

Grant No. 25

SCHOOL SPECIALTY, INC.

2014 INCENTIVE PLAN

STOCK OPTION AGREEMENT

SCHEDULE I

Optionee Information:

Name:                     Edward J. Carr, Jr.

Option Information:

Option: 6,500 Option Shares	Exercise Price per Share: $130.00

Date of Grant: January 19, 2015	Term Expiration Date: January 19, 2025

Type of Option: Nonqualified Stock Options

Option Vesting Provisions	Except as otherwise provided in the Plan and this Agreement, the Option will vest as to one-half of the Option Shares on the second anniversary of the Date of Grant and as to one-fourth of the Option Shares on each of the third and fourth anniversaries of the Date of Grant.

Option Exercisability Provisions	No portion of this Option may be exercised until such portion vests, and then only in accordance with the Plan and this Agreement. Any unvested portions of the Option will vest and become exercisable upon a Change in Control.

Option Expiration Rules	Any unvested portions of the Option will expire immediately after you cease to be employed by the Company, after taking into account any accelerated vesting as provided above. Any vested and exercisable portions of the Option will remain exercisable until the earliest of the following to occur, and then immediately expire:

•    termination of your employment by the Company for Cause or upon your voluntary termination of employment

•    on the 90th day after termination of employment by the Company without Cause or your resignation with Good Reason

•    the earlier of (i) 180 days after your termination of employment due to a Disability and (ii) 30 days after you cease to have a Disability that resulted in the termination of your employment

•    180 days after termination of your employment due to your death

•    the Term Expiration Date

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